Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(67,386,908)
Unrealized Gain (Loss) on Market Value of Futures	(24,742,252)
Dividend Income	2,400
Interest Income	44,514
ETF Transaction Fees	11,000
Total Income (Loss)	$(92,071,246)

Expenses
General Partner Management Fees	$294,814
Professional Fees	14,305
Brokerage Commissions	218,302
Non-interested Directors' Fees and Expenses	3,858
Prepaid Insurance Expense	5,601
NYMEX License Fee	7,370
SEC & FINRA Registration Expense	34,285
Total Expenses	$578,535
Net Income (Loss)	$(92,649,781)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$557,494,891
Additions (14,900,000 Shares)	168,061,975
Withdrawals (11,700,000 Shares)	(131,612,789)
Net Income (Loss)	(92,649,781)

Net Asset Value End of Month	$501,294,296
Net Asset Value Per Share (51,266,476 Shares)	$9.78

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,  to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612